Exhibit 5.0

September 27, 2011

Board of Directors
FS Bancorp, Inc.
6920 220th Street SW
Mountlake Terrace, Washington 98043

Re:           Registration Statement on Form S-1

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the “Act”), of shares of FS Bancorp, Inc.’s (the “Company”) common stock, par value $0.01 per share (the “Shares”), as described in the Company’s Registration Statement on Form S-1 (the “Registration Statement”), we have examined the Company’s Articles of Incorporation and Bylaws, the Registration Statement, resolutions of the Board of Directors of the Company, and such other documents and matters of law as we deemed appropriate for the purpose of this opinion.

In our examination, we have relied on the genuineness of all signatures and the authenticity and conformity to the originals of all documents and instruments submitted to us.  In addition, we have relied on the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

For purposes of this letter, we have assumed that, prior to the issuance of any shares of Common Stock, (i) the Registration Statement, as finally amended, will have become effective under the Act and (ii) the conversion transaction as described in the Registration Statement will have become effective.

Based upon the foregoing, we are of the opinion that, as of the date hereof, the Shares to be issued and sold by the Company, when issued and sold as contemplated in the Registration Statement, will be validly issued and outstanding, fully paid and non-assessable.

Our opinion is limited to the matters set forth in this letter, and we express no opinion other than as expressly set forth in this letter. In rendering the opinion set forth above, we express no opinion whatsoever concerning federal law or the laws of any state other than the State of Washington.

We assume no obligation to advise you of any event that may hereafter be brought to our attention that may affect any statement made in this letter after the declaration of effectiveness of the Registration Statement.

September 27, 2011

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to Harlowe & Falk LLP under the heading “Legal and Tax Opinions” in the Prospectus contained in the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, as amended or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Michael A. Raskasky

HARLOWE & FALK LLP